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                                                             EXHIBIT NO. EX-99.j



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated January 12, 2001, relating to the financial statements and financial highlights which appear in the November 30, 2000 Annual Reports of The U.S. Large Company Series, The Enhanced U.S. Large Company Series, The U.S. Large Cap Value Series, The Tax-Managed U.S. Marketwide Value Series, The U.S. Small XM Value Series (formerly The U.S. 4-10 Value Series), The U.S. Small Cap Value Series (formerly The U.S. 6-10 Value Series), The U.S. Small Cap Series (formerly The U.S. 6-10 Small Company Series), The U.S. Micro Cap Series (formerly The U.S. 9-10 Small Company Series), The DFA International Value Series, The Japanese Small Company Series, The Pacific Rim Small Company Series, The United Kingdom Small Company Series, The Continental Small Company Series, The Global Value Series, The Global Large Company Series, The Global Small Company Series, The Emerging Markets Series, The Emerging Markets Small Cap Series, The DFA One-Year Fixed Income Series and The DFA Two-Year Global Fixed Income Series, (constituting portfolios within the DFA Investment Trust Company), which are also incorporated by reference into this Registration Statement. We also consent to the references to us under the headings "Other Service Providers" and "Financial Statements" in such Registration Statement.




PricewaterhouseCoopers LLP


FORT LAUDERDALE, FLORIDA
MARCH 22, 2001